Exhibit 4.1

E-Check Authorization Agreement

IMPORTANT: Please read before completing, signing and submitting.

Direct Payment via ACH is a transfer of funds from (or to) a bank account for the purposes of making a payment.

I (we) hereby authorize United News International, Inc., to electronically initiate credit and debit entries to my (our) account at the financial institution listed below (hereinafter “Bank”), and, if necessary, initiate adjustments for any transactions credited/debited in error.

This authority authorizes United News International to credit my (our) account to correct errors and with payments, refunds, reimbursements, and other funds, and to debit my (our) account for exact amount of investments I make, and will remain in effect until such time that United News International is notified by me (us) in writing to cancel it, with such notice provided at least 3 business days in advance, delivered via overnight courier to United News International, Inc. 3123 NW Industrial Street, Portland, OR 97210. I agree that the ACH transactions I (we) authorize comply with all applicable law.

Subscription Agreement

PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT

Common Stock
In
United News International, Inc.

(the “Company”)

This Subscription Agreement (the “Agreement”) relates to my/our agreement to purchase [NUM_OF_SHARES] shares of the common stock, $0.0001 par value (the "Shares") to be issued by United News International, Inc., a Delaware corporation (the "Company"), for a purchase price of $8.00 USD per Share), for a total purchase price of [TOTAL_INVESTMENT USD] ("Subscription Price"), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Shares, dated [DATE], 2017 (the "Offering Circular"). Capitalized terms used but not defined herein shall have the meanings given to them in the Offering Circular.

Simultaneously or subsequent to with the execution and delivery hereof, I am making either an ACH authorization or a wire transfer to the Company in the amount of my Subscription Price., I understand that if I wish to purchase Shares, I must complete this Subscription Agreement and submit the applicable Subscription Price.

In order to induce the Company to accept this Subscription Agreement for the Shares and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement:

1. Investor Representations

(a) True and Accurate Information; Ownership

I certify and represent that all information I provide in my investing details (meaning the name and title in which my securities are recorded on the books and records of the issuer and its designated transfer agent, if any, and statement of accreditation) are all true, complete, current and accurate and that the Company may rely on these statements and the self-attestations and representations that I made. I agree to indemnify and hold Company and their affiliates harmless from and against any and all loss, liability, cost, damage, charge, expense or fee (including attorneys' fees and costs of collection) of any nature whatsoever, and claims therefore (collectively, "losses") arising out of or relating to my failure to provide true, current, complete and/or accurate information.

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(b) Liquidity of Private and Non-Major Exchange Traded Securities

I hereby represent and warrant that I understand that investments in the equity or debt securities of private companies and/or securities which are not traded on a major exchange ("major exchange" being exclusively defined as NASDAQ and NYSE – all other exchanges and trading platforms, including but not limited to OTC, are not considered "major" for purposes of this Agreement and my acknowledgement and acceptance of liquidity and other risks) are generally illiquid and that I may not be able to sell them and may have to hold them indefinitely. For purposes of this agreement, such securities include all, without exception, those originally issued pursuant to any of Regulations 506(b), 506(c), 504, 4(a)(6), Reg A, or Reg S of the Securities Act of 1933, as amended.

(c) Risk Profile of Investments

The SEC and other regulators, as well as common sense, generally deem all private and non-major-exchange traded securities to be "high risk". As such, I hereby represent and warrant that I am fully informed and aware of the risks of investing in these types of securities and will be held solely and exclusively accountable for the investments I make. Furthermore, I hereby represent and warrant that I understand that the risk profile of such securities means that I may lose some or all of my principal, as well as never realize part or all of the returns I anticipated, and that I am both comfortable with and capable of bearing and sustaining such loses without recourse.

2. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner:

Subscriber:

Name: [NAME]
Tax ID Number: [TAX_ID]
Street Address: [ADDRESS]
City: [CITY]
Region: [REGION]
Postal Code: [POSTAL_CODE]
Country: [COUNTRY]
Phone Number: [PHONE]
Email Address: [EMAIL]

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3. Investor Eligibility Certifications

I understand that to purchase Shares, I must either be an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), or I must limit my investment in the Shares to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

I hereby represent and warrant that I meet at least one of the following two qualifications to purchase Shares:

a)  I am an accredited investor.

b)  I am not an accredited investor. The aggregate purchase price for the Common Stock I am purchasing in the Offering does not exceed 10% of my net worth or annual income, whichever is greater.

[ACCREDITED_OR_NOT]
[ACREDITATION_REASON]

My annual income is: [ANNUAL_INCOME]

My net worth is: [NET_WORTH]

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with any interest accrued thereon.

5. I have received the Offering Circular.

6. I accept the terms of the Certificate of Incorporation of the Company.

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7. I am purchasing the Shares for my own account.

8. I hereby represent and warrant that I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified, on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

9. Digital ("electronic") signatures, often referred to as an "e-signature", enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement's electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company. You and the Company each hereby consent and agree that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement and you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

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Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE AND SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Subscriber

By
Name
Title
DATE

Issuer:

By
Name: Stanley W. Fields
Company: United News International, Inc.
Title: Chief Executive Officer
Date

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